Exhibit 10.78

FIRST AMENDMENT TO LENDER AGREEMENT

This First Amendment to Lender Agreement is entered into by and between OrangeHook, Inc. ("OrangeHook"), a Florida corporation with headquarter offices at 319 Barry Ave. S., Ste. 300, Wayzata, MN 55391 and Richard Bernstein ("Bernstein") of _______________, MN (collectively, the "Parties"), and hereby amends that certain Lender Agreement between the Parties, dated January 19, 2017.

The Parties agree as follows:

1.
Upon mutual agreement, additional loans may be issued to OrangeHook under the same terms of the original Lender Agreement, provided that the issuance of any additional loans will be dependent upon the repayment of the principal and interest of any previous loan, and that in no case, will the total outstanding principal amount borrowed under any loan or loans exceed $300,000 in the aggregate.

2.	The source of repayment may be amended by the Parties through MUTUAL AGREEMENT, should BOTH parties agree. For example, ANY MONIES made be substituted for specific receivables by mutual agreement.

Agreed to and Accepted By:

OrangeHook, Inc.

/s/ David C. Carlson	Date: 01/25/2017
David C. Carlson
Title: CFO

/s/ Richard Bernstein	Date: 01/25/2017
Richard Bernstein